Exhibit 99.1

Mesa Air Group Reports Fourth Quarter and Full-Year Fiscal 2019 Results

December 11, 2019

PHOENIX, December 11, 2019 (GLOBE NEWSWIRE) -- Mesa Air Group, Inc. (NASDAQ: MESA) today reported fourth quarter and full-year fiscal 2019 financial and operating results.

Highlights

•	Q4 EPS of $0.35 and Adjusted EPS[1] of $0.36
•	Fiscal Year 2019 EPS of $1.36 and Adjusted EPS[1] of $1.64
•	Extended our $35 million secured credit facility for three years
•	Year over Year Increases:
o	Pre-tax income up 301% from $15.8 million to $63.3 million
o	Net income up 43% from $33.3 million to $47.6 million
o	Adjusted Pre-tax Income[1] up 78% from $43.0 million to $76.4 million
o	Adjusted EBITDA[1] up 27% from $164.8 million to $208.7 million
o	Adjusted EBITDAR[1] up 12% from $233.7 million to $260.9 million
o	Block hours up 11.0% due to increased utilization
o	Contract Revenue up 7% from $639.3 million to $682.8 million

Recent Update

•	Signed CPA with United Airlines for 20 E175s, 12-year term, replacing 20 CRJ-700s to be leased
•	Extended term on 42 E175s for an additional five years

Fourth Quarter

Mesa’s Q4 2019 results reflect net income of $12.2 million, or $0.35 per diluted share, compared to net income of $19.4 million, or $0.65 per diluted share for Q4 2018.  Mesa’s Q4 2019 pre-tax income was $17.1 million, compared to $26.6 million for Q4 2018.  In addition, Mesa’s Adjusted EBITDA1 for Q4 2019 was $50.8 million, compared to $59.3 million in Q4 2018 and Adjusted EBITDAR1 was $61.9 million, compared to $73.6 million in Q4 2018. Mesa operated 115,175 block hours during Q4 2019, an increase of 2.4% from Q4 2018 of 112,475. Operationally, the Company ran a 99.0% controllable completion factor, which was the same as Q4 2018, and a 96.9% total completion factor, which includes weather and other uncontrollable cancellations, compared to 97.6% in Q4 2018.

Full Year

Mesa reported net income of $47.6 million, or $1.36 per diluted share for the 2019 fiscal year, compared to net income of $33.3 million, or $1.32 per diluted share for the 2018 fiscal year.  Excluding special items for both periods adjusted net income1 was $57.5 million or $1.64 per diluted share for the 2019 fiscal year compared to $30.4 million or $1.20 per diluted share for the 2018 fiscal year. Mesa’s fiscal year 2019 pre-tax income was $63.3 million, compared to $15.8 million for the 2018 fiscal year.  Excluding special items, adjusted pre-tax income1 was $76.4 million for fiscal year 2019, compared to $43.0 million for the 2018 fiscal year. In addition, Mesa’s Adjusted EBITDA1 was $208.7 million in fiscal year 2019, compared to $164.8 million in the 2018 fiscal year and Adjusted EBITDAR1 was $260.9 million in fiscal year 2019, compared to $233.7 million in the 2018 fiscal year. Operationally, we ran a 99.4% controllable completion factor compared to 99.2% in 2018 and a 97.0% total completion factor, which includes weather and other uncontrollable cancellations, compared to 97.7% in 2018.

On December 3, 2019, the company announced it will be adding 20 new Embraer E175 LL aircraft to its United Express fleet. The aircraft will be owned and financed by Mesa and be covered under a 12-year capacity purchase agreement. Deliveries are scheduled to begin May 2020 and expected to be completed by the end of 2020. In addition to the new aircraft, the contract for 42 existing E175s, which are owned by United, has been extended an additional five years. The 18 Mesa-owned E175s are contracted through 2028. As part of the deal, Mesa will lease its 20 CRJ-700 aircraft to another United Express carrier.

“We made meaningful progress across the board this year, from pilot hiring and training to our maintenance resources” said Jonathan Ornstein, Chairman and Chief Executive Officer. “After safety, performance remains our top priority for both our American Eagle and United Express operations in 2020. We continue to invest in staying ahead of the pilot and mechanic hiring curve which we believe, in addition to our industry leading cost structure, contributed to United awarding Mesa with a long term contract for 20 new E175s. We appreciate all of our employees and thank them for their professionalism and dedication each day.”

Mike Lotz, President and Chief Financial Officer, continued, “Year over year we have made significant improvement in earnings, primarily a result of double-digit block hour growth with effectively the same fleet count. During the year, we purchased and financed ten CRJ-700 aircraft previously leased reducing the number of leased aircraft from third parties to 18. We also extended our $35 million secured credit facility for three additional years at lower interest rates.”

“Our employees delivered improved operating results this year compared to last year while flying 11 percent more block hours,” said Brad Rich, Executive Vice President and Chief Operating Officer. “Although we faced a number of operational challenges this year, some of which were out of our control, we see continued improvement across our American and United operations.  In light of our current performance, we expect the balance of 2020 to show further year over year operational improvement as a result of new initiatives. Since gaining access to additional spare aircraft in our American fleet, the November controllable completion factor was 99.7% and, through the first 10 days of December, we have not had a controllable cancel. ”

[1]	See Reconciliation of non-GAAP financial measures

Outlook

The Company is providing the following guidance for Fiscal Year 2020 and 2021:

EPS, Block Hours, Scheduled Heavy Engine and Airframe Maintenance, Pass-through Maintenance Expense – Actual and Forecast (unaudited)

Fully diluted EPS
	Low	High
FY 2020	$1.50	$1.80
FY 2021	$1.90	$2.30

Block Hours
	Q1	Q2	Q3	Q4	Total
FY 2019 Actual	115,000	112,030	114,042	115,175	456,247
FY 2020 Guidance
Low	114,500	109,000	112,000	115,500	451,000
High	117,000	111,000	114,000	118,000	460,000

Scheduled Heavy Engine and Airframe Maintenance
	Q1	Q2	Q3	Q4	Total
FY 2019 Actual	$4.1	$10.3	$13.9	$12.5	$40.8
FY 2020 Guidance
Low	$15.5	$15.5	$7.0	$7.0	$45.0
High	$20.5	$20.5	$8.0	$8.0	$57.0

Pass-through Maintenance Expense
	Q1	Q2	Q3	Q4	Total
FY 2019 Actual	$4.0	$2.3	$5.2	$7.8	$19.3
FY 2020 Guidance	$7.0	$8.0	$8.0	$9.0	$32.0

Fleet Count

		FY '19 Q4	FY '20 Q1	FY '20 Q2	FY '20 Q3	FY '20 Q4	FY '21
		Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended	Qtr Ended	FY Ended
		Sep '19	Dec '20	Mar '20	Jun '20	Sep '20	Sep '21
Fleet Count	Partner	(Actual)	(Forecast)	(Forecast)	(Forecast)	(Forecast)	(Forecast)
E-175	United	60	60	60	62	68	80
CRJ-900	American	62	60	59	59	59	59
CRJ-700	United	20	20	20	18	12	—
Total CPA		142	140	139	139	139	139
Non-CPA
CRJ-700	Leased	—	—	—	2	8	20
CRJ-900	Unassigned	2	4	5	5	5	5
CRJ-200	Unassigned	1	1	1	1	1	1
Total Fleet		145	145	145	147	153	165

Reconciliation of non-GAAP financial measures

Although these financial statements are prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), certain non-GAAP financial measures may provide investors with useful information regarding the underlying business trends and performance of Mesa’s ongoing operations and may be useful for period-over-period comparisons of such operations. The tables below reflect supplemental financial data and reconciliations to GAAP financial statements for the three and twelve months ended September 30, 2019 and the three and twelve months ended September 30, 2018. Readers should consider these non-GAAP measures in addition to, not a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures exclude some, but not all items that may affect the Company’s net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies.

Reconciliation of GAAP versus Non-GAAP Disclosures (unaudited)

(In thousands, except for per diluted share)

	Three months ended September 30, 2019
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income	17,059	(4,816)	12,243	$0.35
FY19 Adjustments (7)	—	487	487
Adjusted Income	17,059	(4,329)	12,730	$0.36

Interest Expense	13,607
Interest Income	(313)
Depreciation and Amortization	20,465
Adjusted EBITDA	50,818

Aircraft Rent	11,103
Adjusted EBITDAR	61,921

	Three months ended September 30, 2018
	Income Before Taxes	Income Tax (Expense)/Benefit	Net Income	Net Income per Diluted Share
GAAP Income/(Loss)	26,646	(7,251)	19,395	$0.65
FY18 Adjustments (7)	—	(819)	(819)
Adjusted Income	26,646	(8,070)	18,576	$0.62

Interest Expense	15,274
Interest Income	(85)
Depreciation and Amortization	17,420
Adjusted EBITDA	59,255

Aircraft Rent	14,334
Adjusted EBITDAR	73,589

Reconciliation of GAAP versus Non-GAAP Disclosures (unaudited)

(In thousands, except for per diluted share)

	Twelve months ended September 30, 2019

	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income	63,286	(15,706)	47,580	$1.36
FY19 Adjustments (1)(4)	13,156	(3,265)	9,891
Adjusted Income	76,442	(18,971)	57,471	$1.64

Interest Expense	55,717
Interest Income	(1,501)
Depreciation and Amortization	77,994
Adjusted EBITDA	208,652

Aircraft Rent	52,206
Adjusted EBITDAR	260,858

	Twelve months ended September 30, 2018

	Income Before Taxes	Income Tax (Expense)/Benefit	Net income	Net Income per Diluted Share
GAAP Income/(Loss)	15,829	17,426	33,255	$1.32
FY18 Adjustments (2)(3)(5)(6)	27,165	(29,996)	(2,831)
Adjusted Income	42,994	(12,570)	30,424	$1.20

Interest Expense	56,867
Interest Income	(114)
Depreciation and Amortization	65,031
Adjusted EBITDA	164,778

Aircraft Rent	68,892
Adjusted EBITDAR	233,670

Adjustments:

1)	Includes lease termination expense of $9.5 million related to the acquisition of ten CRJ-700 aircraft previously leased during the fiscal year ended September 30, 2019
2)	Includes lease termination expense of $15.1 million related to the acquisition of nine CRJ-900 aircraft previously leased during the fiscal year ended September 30, 2018
3)

Includes an adjustment of $11.1 million in General and Administrative expense related to an increase in accrued compensation as a result of the increase in the fair value of the Company’s common stock during the fiscal year ended September 30, 2018

4)	Includes adjustment for loss on extinguishment of debt of $3.6 million related to repayment of the Company’s Spare Engine Facility during the fiscal year ended September 30, 2019
5)	Includes adjustment for $1.0 million of financing fees written off during the fiscal year ended September 30, 2018
6)	Includes adjustment for tax benefit resulting from the Tax Cuts and Jobs Act enacted during Q1 2018. The Act reduces the corporate tax rate to 21 percent, effective January 1, 2018
7)	Includes adjustment for tax expense resulting from changes in various State income tax rates that were enacted throughout the year

Mesa Air Group will host a conference call with analysts on Wednesday, December 11 at 4:30pm EDT/2:30pm PDT. The conference call number is 888-469-2054 (Passcode: Phoenix). The conference call can also be accessed live via the web by visiting https://edge.media-server.com/m6/p/ndxbvumn. A recorded version will be available on Mesa’s website approximately two hours after the call for approximately 14 days.

About Mesa Air Group, Inc.

Headquartered in Phoenix, Arizona, Mesa Air Group, Inc. is the holding company of Mesa Airlines, a regional air carrier providing scheduled passenger service to 147 cities in 47 states, the District of Columbia, Canada, Mexico, Cuba and the Bahamas. As of November 30th, 2019, Mesa operated a fleet of 145 aircraft with approximately 749 daily departures and 3,400 employees. Mesa operates all of its flights as either American Eagle or United Express flights pursuant to the terms of capacity purchase agreements entered into with American Airlines, Inc. and United Airlines, Inc.

Forward-Looking Statements

This news release contains forward looking statements, including, but not limited to, (i) the fully diluted EPS forecast of Mesa for fiscal 2020 and fiscal 2021, (ii) the block hours, scheduled heavy engine and airframe maintenance, and pass-through maintenance expense forecast of Mesa for the four quarters of fiscal 2020, (iii) the fleet forecast for the four quarters of fiscal 2020 and year ended fiscal 2021, (iv) our ability to stay ahead of the pilot and mechanic hiring curve, and (v) continued improvement in operational performance for the balance of fiscal 2020 as a result of new initiatives. These forward-looking statements are based on Mesa’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond Mesa’s control. Any forward-looking statement in this release speaks only as of the date of this release. Mesa undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

MESA AIR GROUP, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Operating revenues:
Contract revenue	$172,248	$168,444	$682,834	$639,264
Pass-through and other	15,582	9,088	40,523	42,331
Total operating revenues	187,830	177,532	723,357	681,595

Operating expenses:
Flight operations	55,243	53,463	210,879	209,065
Fuel	155	149	588	498
Maintenance	57,010	39,118	196,514	193,164
Aircraft rent	11,103	14,334	52,206	68,892
Aircraft and traffic servicing	994	950	3,972	3,541
General and administrative	12,406	10,314	50,527	53,647
Depreciation and amortization	20,465	17,420	77,994	65,031
Lease termination	—	—	9,540	15,109
Total operating expenses	157,376	135,748	602,220	608,947
Operating income (loss)	30,454	41,784	121,137	72,648

Other (expenses) income, net:
Interest expense	(13,607)	(15,274)	(55,717)	(56,867)
Interest income	313	85	1,501	114
Loss on extinguishment of debt	—	—	(3,616)	—
Other income (expense)	(101)	51	(19)	(66)
Total other (expense), net	(13,395)	(15,138)	(57,851)	(56,819)

Income (loss) before taxes	17,059	26,646	63,286	15,829
Income tax expense (benefit)	4,816	7,251	15,706	(17,426)
Net income (loss)	$12,243	$19,395	$47,580	$33,255

Net income (loss) per share attributable to common shareholders
Basic	$0.35	$0.66	$1.37	$1.34
Diluted	$0.35	$0.65	$1.36	$1.32

Weighted-average common shares outstanding
Basic	35,003	29,359	34,764	24,826
Diluted	35,067	29,904	35,064	25,257

MESA AIR GROUP, INC.

Condensed Consolidated Balance Sheets

(In thousands, except shares) (Unaudited)

	September 30, 2019	September 30, 2018
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$68,855	$103,311
Marketable securities	—	19,921
Restricted cash	3,646	3,823
Receivables - less allowance for doubtful accounts	23,080	14,290
Expendable parts and supplies - less obsolescence allowance	21,337	15,658
Prepaid expenses and other current assets	40,923	40,914
Total current assets	157,841	197,917

PROPERTY AND EQUIPMENT, NET	1,273,585	1,250,829
INTANGIBLES, NET	9,532	11,341
LEASE AND EQUIPMENT DEPOSITS	2,167	2,598
OTHER ASSETS	8,792	9,703
TOTAL	1,451,917	1,472,388

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of debt and capital leases	$165,900	$155,170
Accounts payable	49,930	54,307
Accrued compensation	11,988	12,208
Other accrued expenses	28,888	29,696
Total current liabilities	256,706	251,381

NONCURRENT LIABILITIES:
Long-term debt and capital leases - excluding current portion	677,423	760,177
Deferred credits	12,134	15,393
Deferred income taxes	55,303	39,797
Other noncurrent liabilities	24,483	31,173
Total noncurrent liabilities	769,343	846,540
Total liabilities	1,026,049	1,097,921

STOCKHOLDERS' EQUITY:
Preferred stock of no par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock of no par value and additional paid-in capital, 125,000,000 shares authorized; 31,413,287 (2019) and 23,902,903 (2018) shares issued and outstanding, and 3,600,953 (2019) and 10,614,990 (2018) warrants issued and outstanding	238,505	234,683
Retained earnings	187,363	139,784
Total stockholders' equity	425,868	374,467
TOTAL	$1,451,917	$1,472,388

Operating Highlights (unaudited)

	Three months ended			Twelve months ended
	September 30			September 30
	2019	2018	Change	2019	2018	Change
Available Seat Miles (thousands)	2,775,477	2,652,219	4.6%	10,863,623	9,713,877	11.8%
Block Hours	115,175	112,475	2.4%	456,247	410,974	11.0%
Departures	64,077	63,153	1.5%	246,634	227,978	8.2%
Average Stage Length (miles)	569	552	3.1%	579	560	3.4%
Passengers	3,789,696	3,733,543	1.5%	14,664,441	13,556,774	8.2%

Source: Mesa Air Group, Inc.

Mesa Air Group, Inc.
Investor Relations
Brian Gillman
Investor.Relations@mesa-air.com
(602) 685-4010